Subsidiaries of PriCellular Wireless Corporation

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Name of Subsidiary                                  State of Incorporation
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PCPCS Corporation                                           Delaware

Alexandra Cellular Corporation                              Delaware

Amro Cellular Corporation                                   Delaware

Bunyan Cellular Corporation                                 Delaware

Cellular Kentucky Cellular Corporation                      Alabama

Cellular Information Systems of Laredo, Inc.                Texas

Minnesota Six Cellular Corporation                          Louisiana

Vilas Cellular Corporation                                  Wisconsin

One Cellular Corporation                                    Wisconsin

Chill Cellular Corporation                                  Delaware

Chippewa Cellular Corporation                               Delaware

Duluth/Superior Cellular, Inc.                              Minnesota

Eastern Wireless Cellular Corporation                       Delaware

Gilro Cellular Corporation                                  Delaware

Marathon Cellular Corporation                               Delaware

Northland Cellular Corporation                              Delaware

Pebbles Cellular Corporation                                Delaware

Seven Cellular Corporation                                  Delaware

Four Cellular Corporation                                   Delaware

Five Cellular Corporation                                   Delaware

Dutches County Cellular Telephone Company, Inc.             Delaware


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